STOCKHOLDERS AGREEMENT


     STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of July 14, 2000, between Explorer Holdings, L.P., a Delaware limited partnership ("Purchaser" and together with its Permitted Transferees, the "Investor"), and Omega Healthcare Investors, Inc., a Maryland corporation (the "Company").

         A. The Company and Purchaser have entered into an Investment Agreement, dated as of May 11, 2000 (the "Investment Agreement"), pursuant to which, among other things, on the terms and subject to the conditions thereof, Purchaser will acquire shares of Series C Preferred Stock, par value $1.00 per share, of the Company (the "Series C Preferred"), and shares of common stock, par value $0.10 per share, of the Company (the "Common Stock").

         B. The Company and Purchaser desire to make certain provisions in respect of their relationship.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

                                 I. DEFINITIONS

     1.1 Definitions. Capitalized terms used herein and not defined herein will have the meaning set forth in the Investment Agreement. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

     (a) "Affiliate" of any Person means any other Person, that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for the purposes of this definition only, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise.

     (b) "Assumption Agreement" means an agreement in writing in substantially the form of Exhibit A hereto pursuant to which the party thereto agrees to be bound by the terms and provisions of this Agreement.

     (c) A Person will be deemed the "beneficial owner" of, and will be deemed to "beneficially own", and will be deemed to have "beneficial ownership" of:

              (i) any  securities  that  such  Person  or any of  such  Person's
                  Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

             (ii) any securities (the "underlying  securities") that such Person or any of such Person's Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

     (d) "Board" means the Board of Directors of the Company.

     (e) "Board Approval" means the approval of a majority of the members of the Board who neither (i) have been designated for election to the Board by Purchaser pursuant to Article III hereof or the Articles Supplementary setting forth the terms of the Series C Preferred nor (ii) are Affiliates or associates of the Investors.

     (f) "Closing Date" means the date on which the first closing of the transactions contemplated by the Investment Agreement occurs.

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     (h) "Permitted Acquisition" means (i) any acquisition of Voting Securities pursuant to or as contemplated by the Investment Agreement, including without limitation upon the conversion of the Series C Preferred, (ii) any additional acquisition of up to 5% of the outstanding Voting Securities, and (iii) any other acquisition of Voting Securities after Purchaser has received prior Board Approval of such acquisition.

     (i) "Permitted Transferees" means any Person to whom Voting Securities are Transferred in a Transfer not in violation of this Agreement, which includes any Person to whom a Permitted Transferee of any Investor (or a Permitted Transferee of a Permitted Transferee) so further Transfers Voting Securities and who is required to, and does, become bound by the terms of this Agreement.

     (j) "Person" means an individual, a corporation, a partnership, a limited partnership, a limited liability company, an association, a trust or other entity or organization, including without limitation a government or political subdivision or an agency or instrumentality thereof.

     (k) "Public Offering" means the sale of shares of any class of Voting Securities to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

     (l) "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, between Purchaser and the Company and any other registration rights agreement entered into in accordance with Article V hereof.

     (m) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     (n) "Standstill Period" means the period commencing on the date of this Agreement and ending on the fifth anniversary thereof.

     (o) "Transfer" means a transfer, sale, assignment, pledge, hypothecation or disposition.

     (p) "Voting Securities" means the Common Stock, the Series C Preferred (on an as-converted basis), all other securities of the Company entitled to vote generally in the election of directors of the Company, and all other securities convertible into, exchangeable for or exercisable for any such securities (whether immediately or otherwise).

                                 II. STANDSTILL

     2.1   Additional   Ownership.   Except  in  connection   with  a  Permitted
Acquisition, during the Standstill Period, Purchaser will not purchase or otherwise acquire beneficial ownership of any Voting Security.

     2.2 Other Restrictions. Without prior Board Approval, except as otherwise permitted hereunder, no Investor will do any of the following:

     (a) solicit proxies from other stockholders of the Company in opposition to, or prior to the issuance of, a recommendation of the Board for any matter to be considered at any meeting of holders of securities of the Company, except matters on which a class vote of Series C Preferred is required;

     (b) knowingly form, join or participate in or encourage the formation of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company, other than a group consisting solely of Affiliates of Purchaser;

     (c) deposit any securities of the Company into a voting trust or subject any such securities to any arrangement or agreement with respect to the voting thereof, other than any such trust, arrangement or agreement (i) the only parties to, or beneficiaries of, which are Affiliates of an Investor; and (ii) the terms of which do not require or expressly permit any party thereto to act in a manner inconsistent with this Agreement; or

     (d) tender any securities in any tender offer involving the Company unless such tender offer has received Board Approval.

     2.3 Voting Cap. Without prior Board Approval, the Purchaser will not vote any Voting Securities, whether at a meeting of stockholders or pursuant to a written consent of stockholders, to the extent the aggregate amount of Voting Securities beneficially owned by Purchaser and its Affiliates exceeds 49.9% of the outstanding Voting Securities.

                    III. BOARD REPRESENTATION; CONSULTATION

     3.1 Nomination and Voting for Purchaser Designees and Independent Director.
(a) Effective as of the Closing Date, Purchaser will be entitled to designate from time to time such number of directors to the Board (the "Purchaser Designees") based on the percentage of the Company's total issued and outstanding Voting Securities beneficially owned by Purchaser that were acquired by Purchaser pursuant to the Investment Agreement, as set forth in the table below:

                   Percentage of Voting
                  Securities Beneficially
                    Owned by Purchaser             Number of Purchaser Designees
                    ------------------             -----------------------------

                      Less than 5.0%                             0
                       5.00% - 16.67%                            1
                      16.67% - 27.78%                            2
                      27.78% - 38.89%                            3
                    Greater than 38.89%                          4

For as long as Purchaser beneficially owns at least 25% of the Series C Preferred issued on the date hereof (or the Common Stock issued upon conversion of the Series C Preferred) the Company shall use its best efforts to cause an Independent Director selected in accordance with Section 4.10 of the Investment Agreement to serve on the Company Board. The Company, at each meeting of stockholders of the Company at which directors are elected or pursuant to which such action is to be taken by written consent, will nominate for election as directors of the Company the Purchaser Designees Purchaser is permitted to designate pursuant to this Section 3.1(a). Ninety calendar days prior to any such meeting or action by written consent, Purchaser will provide the Company with the information required pursuant to Regulation 14A under the Exchange Act with respect to each Purchaser Designee. The Company will solicit proxies from its stockholders for such nominees, vote all proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary, and otherwise use its best efforts to cause such nominees to be elected to the Board as herein contemplated.

     (b) Notwithstanding anything in this Section 3.1 to the contrary, (i) for so long as the Purchaser and its Affiliates beneficially own at least 50% of the Series C Preferred issued on the date of this Agreement (or the Common Stock issued upon conversion of the Series C Preferred), the Purchaser shall be entitled to designate at least two Purchaser Designees and (ii) for so long as the Purchaser and its Affiliates beneficially own at least 25% of the Series C Preferred issued on the date of this Agreement (or the Common Stock issued upon conversion of the Series C Preferred), the Purchaser shall be entitled to designate at least one Purchaser Designee.

     (c) The Company will take all actions as may be necessary to obtain the approval of at least two thirds of the Incumbent Directors (as defined in the Company Change of Control Agreements) to the election, reelection or nomination of any Purchaser Designee or the Independent Director to the Company Board.

     (d) The Purchaser Designees will be apportioned among the three classes of directors as equal as possible; provided, however, that in the event that the number of Purchaser Designees determined pursuant to Section 3.1(a) is not evenly divisible by three, such additional Purchaser Designee or Designees shall be nominated to the class or classes of directors with the longest term of office. Each Purchaser Designee will serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office, or death.

     (e) If any Purchaser Designee ceases to be a director of the Company for any reason, the Company will promptly upon the request of Purchaser cause a person designated by Purchaser to replace such director if Purchaser is so entitled.

     (f) Purchaser agrees to cause a Purchaser Designee to promptly resign in the event Purchaser's beneficial ownership of Voting Securities declines such that Purchaser would no longer have the right to designate such person.

     (g) The Company covenants that (i) the total number of seats on the Board (including any vacant seats) will in no event exceed nine and (ii) the directors that are not Purchaser Designees will be reasonably acceptable to both Purchaser and a majority of the current directors.

     (h) At all times after the date hereof, the Company will take such action to ensure that the Purchaser Designees are represented on each committee of the Board in proportion to their representation on the entire Board and that each committee will consist of at least three members; provided, however, that for so long as the provisions of Article II are in effect, in no event shall the Purchaser Designees constitute a majority of any such committee.

     3.2 Voting for Company Nominees. Each Investor shall vote all Voting Securities that it beneficially owns for the election of directors nominated by the Nominating Committee of the Board at each stockholder meeting at which directors are elected, or shall execute written consents for such purpose at the request of the Company; provided that no Investor shall be required to perform its obligations under this Section 3.2 during any period in which any of the Purchaser Designees or the Independent Director required to be nominated to the Board is not so elected to the Board.

     3.3 Other Voting Rights. Purchaser and the Company agree that under applicable law, including without limitation Section 2-419 of the MGCL, and pursuant to the Company's constituent documents, neither the Purchaser nor the Purchaser Designees would be precluded, and the Company agrees that it will not assert that the Purchaser or any of the Purchaser Designees is precluded, from voting with respect to any acquisition or investment by the Company by virtue of such acquisition or investment being funded in whole or in part with proceeds from the Additional Equity Financing or any other transaction contemplated by the Transaction Documents following appropriate disclosure to the then directors of any circumstances that could provide the basis for an assertion of a conflict of interest.

     3.4 Access. The Company will, and will cause its subsidiaries and each of the Company's and its subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (a) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Purchaser reasonable access, during normal business hours, to the offices, properties, other facilities, books and records of the Company and each subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and of each subsidiary who have any knowledge relating to the Company or any subsidiary and (b) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Purchaser, such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and its subsidiaries (or legible copies thereof) as Purchaser may from time to time reasonably request (other than information and material from the Company's counsel which is subject to the attorney/client privilege, which information and material shall be made available to the Purchaser Designees in their capacity as members of the Board).

                           IV. TRANSFER OF SECURITIES

     4.1 Transferability. (a) Each Investor agrees that such Investor will not Transfer any Voting Securities beneficially owned by it, except in strict compliance with the terms of this Article IV.

     (b) Any Investor may Transfer all or any part of the Voting Securities beneficially owned by it at any time, without compliance with Section 4.2, to any Affiliate of such Investor; provided that, prior to such Transfer, (i) notice of such Transfer is given to the Company and (ii) the Affiliate to whom such Voting Securities are to be Transferred enters into an Assumption Agreement.

     (c) From and after the first anniversary of the Closing Date, any Investor may Transfer all or any part of the Voting Securities beneficially owned by it, without compliance with Section 4.2, pursuant to a Public Offering or in open-market sales in accordance with Rule 144 under the Securities Act.

     (d) Subject to compliance with the requirements of Section 4.2 hereof, from and after July 1, 2001, any Investor may Transfer all or any part of the Voting Securities beneficially owned by it, following compliance with Section 4.2, to a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act); provided, that with respect to any such Transfer involving 9.9% or more of the outstanding Voting Securities, such Transfer shall be conditioned on the Transferee agreeing (i) to be bound by the provisions of Article II of this Agreement for a period ending on the fifth anniversary of the Closing Date and
(ii) not to acquire more than 2% of the outstanding Voting Securities during any twelve-month period.

     (e) In the event of any purported Transfer by any Investor of any Voting Security not made in compliance with this Section 4.1, such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer. The Company shall be entitled to treat the prior owner as the holder of any such securities not Transferred in accordance with this Agreement.

     (f) Each certificate representing Voting Securities issued to any Investor will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law (the "Legend")):

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND EXPLORER HOLDINGS, L.P., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT."

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR ANY OTHER APPLICABLE LAW OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

The Legend will be removed by the Company by the delivery of substitute certificates without such Legend in the event of (i) a Transfer permitted by
Section 4.1 to any Person who is not required to enter into an Assumption Agreement as a condition to such Transfer or (ii) the termination of this
Article IV pursuant to the terms of this Agreement, provided, however, that the second paragraph of such Legend will only be removed if at such time a legal opinion from counsel to the Transferee shall have been obtained to the effect that such legend is no longer required for purposes of applicable securities laws. In connection with the foregoing, the Company agrees that, if the Company is required to file reports under the Exchange Act, for so long as and to the extent necessary to permit any Investor to sell any Voting Securities pursuant to Rule 144, the Company will use its reasonable efforts to file, on a timely basis, all reports required to be filed with the SEC by it pursuant to Section 13 of the Exchange Act, furnish to the Investors upon request a written statement as to whether the Company has complied with such reporting requirements during the 12 months preceding any proposed sale under Rule 144 and otherwise use its reasonable efforts to permit such sales pursuant to Rule 144.

     4.2 Right of First Offer. (a) Prior to any Investor effecting a Transfer described in Section 4.1(d) (a "Third-Party Sale"), such Investor (the "Offering Stockholder") will deliver to the Company a written Notice (an "Offer Notice") specifying the amount of consideration (the "Offer Price") and the other material terms pertaining to such Third Party Sale for which the Offering Stockholder proposes to sell the Securities to be offered in such Third-Party Sale (the "Offered Stock") and, to the extent known or contemplated, the proposed purchaser of the Offered Stock.

     (b) If the Company delivers to the Offering Stockholder a written notice (an "Acceptance Notice") within 20 calendar days of receipt of the Offer Notice (such 20 calendar day period being referred to herein as the "ROFO Acceptance Period") stating that the Company or its designee (the "ROFO Purchaser")is willing to purchase all of the Offered Stock for the Offer Price and on the other terms set forth in the Offer Notice, the Offering Stockholder will sell all of the Offered Stock to the ROFO Purchaser, and the Company will purchase such Offered Stock from the Offering Stockholder, on the proposed terms and subject to the conditions set forth below.

     (c) The consummation of any purchase of the Offered Stock by the ROFO Purchaser pursuant to this Section 4.2 (the "ROFO Closing") will occur no more than 45 calendar days following the delivery of the Acceptance Notice (such 45 calendar day period being referred to herein as the "ROFO Closing Period") at 10:00 a.m. (Eastern Time) at the Company's offices or at such other time of day and place as may be mutually agreed upon by the Offering Stockholder and the ROFO Purchaser. At the ROFO Closing, (i) the ROFO Purchaser will deliver to the Offering Stockholder by wire transfer to an account designated by the Offering Stockholder an amount in immediately available funds equal to the Offer Price,
(ii) the Offering Stockholder will deliver one or more certificates evidencing the Offered Stock, together with such other duly executed instruments or documents (executed by the Offering Stockholder) as may be reasonably requested by the ROFO Purchaser to acquire the Offered Stock free and clear of any and all claims, liens, pledges, charges, encumbrances, security interests, options, trusts, commitments and other restrictions of any kind whatsoever (collectively, "Encumbrances"), except for Encumbrances created by this Agreement, or federal or state securities laws ("Permitted Encumbrances"), and (iii) in connection with foregoing the Offering Stockholder will represent and warrant to the Company that, upon the ROFO Closing, the Offering Stockholder will convey and the Company will acquire the entire record and beneficial ownership of, and good and valid title to, the Offered Stock, free and clear of any and all Encumbrances, except for Permitted Encumbrances.

     (d) If no Acceptance Notice relating to the proposed Third-Party Sale is delivered to the Offering Stockholder prior to the expiration of the ROFO Acceptance Period, or an Acceptance Notice is so delivered to the Offering Stockholder but the ROFO Closing fails to occur prior to the expiration of the ROFO Closing Period (unless the ROFO Purchaser was ready, willing and able prior to the expiration of the ROFO Closing Period to consummate the transactions to be consummated by the ROFO Purchaser at the ROFO Closing), the Offering Stockholder may, during the 360 calendar day period immediately following the expiration of the ROFO Acceptance Period (in the event that no Acceptance Notice was timely delivered to the Offering Stockholder) or the 360 calendar day period immediately following the expiration of the ROFO Closing Period (in the event that an Acceptance Notice was timely delivered to the Offering Stockholder but the ROFO Closing failed timely to occur other than as a result of a failure by the Offering Stockholder to perform its obligations under Section 4.2(c) hereof) at a gross price at least equal to the Offer Price and on such other terms no more favorable to the Transferee than those set forth in the Offer Notice, consummate the Third-Party Sale in accordance with Section 4.1(d). After the applicable 360-day period, any Transfer pursuant to Section 4.1(d) shall not be made unless the Investor again complies with the provisions of this Section 4.2.

     (e) For purposes of this Section 4.2, the value of any consideration other than cash that is payable or receivable in the Third Party Sale will be as determined by the Board in good faith or, if the Offering Stockholder gives the Company written notice of its disagreement with such valuation within ten Business Days after receipt of written notice of such value, such value will be determined in accordance with the appraisal procedures set forth on Exhibit B. The various time periods described above relating to any actions regarding the exercise of a right of first offer will be extended for the duration of any period in which the value of any non-cash consideration is subject to dispute pursuant to Section 4.2(e).

                             V. REGISTRATION RIGHTS

         Upon consummation of any Transfer of Securities constituting 5% or more of the Voting Securities to one Transferee (or one Transferee together with its Affiliates) (other than a Transfer in a Public Offering or pursuant to Rule 144 under the Securities Act) that is permitted by this Agreement, the Company and the Transferee thereof will enter into a registration rights agreement substantially in the form of the Registration Rights Agreement, with such modifications thereto as are acceptable to such Transferee that do not materially increase the Company's obligations thereunder (excluding the effects of multiple parties).

                                VI. TERMINATION

     6.1 Termination. The provisions of this Agreement specified below will terminate, and be of no further force or effect (other than with respect to prior breaches), as follows: (a) Articles II and IV will terminate (but in the case of subparagraph (ii) through (iv), only as to the Investor that has given the notice contemplated thereby), upon the earliest to occur of the following dates or events:

              (i) five years after the date of this Agreement;

             (ii) notice  that  an  Investor  has  determined  to terminate this
                  Agreement  at  any  time following   the  consummation  of  a
                  transaction that has Board Approval that provides for or involves (A) the merger of the Company with or into any other entity, (B) the sale of all or substantially all of the assets of the Company, (C) a tender offer for at least a majority of the Common Stock, (D) the reorganization or liquidation of the Company, or (E) any similar transaction or event that is subject to approval by the stockholders of the Company as a result of which, in the case of any merger, consolidation, reorganization, recapitalization, tender offer or similar transaction or event, the Stockholders of the Company shall not hold at least a majority of the outstanding Voting Securities following the closing of such transaction;

            (iii) notice that an  Investor  has  determined  to  terminate  this
                  Agreement following the failure by the Board or the Company to observe any of the provisions of this Agreement hereof which breach has continued for at least 20 calendar days after notice thereof to the Company from Purchaser, which notice shall specify with particularity the basis for such alleged failure or breach; or

             (iv) notice  that  an  Investor  has  determined  to terminate this
                  Agreement following either (A) the failure of the stockholders of the Company to elect any director designated under this Agreement by Purchaser, (B) the removal of any such recommended director from the Board and the failure to replace such removed director with a designee designated by Purchaser,
                 (C) the failure of the Board to replace any director designated by  an Investor with a person designated by Purchaser, or  (D)
                  the failure of the Board to effect without unreasonable delay and maintain the committee appointments required under Section 3.1(g) which failure shall (a) not be due to any Purchaser Designee failing to qualify to serve as a director of the Company due to existence of any applicable law, rule or regulation imposing or creating standards or eligibility criteria for individuals serving as directors of organizations such as the Company and (b) have continued for at least 30 calendar days following notice thereof to the Company, which notice shall specify with particularity the basis for such alleged failure;

     (b) Article III will terminate on the tenth anniversary of the date of this Agreement; and

     (c) Any portion or all of this Agreement will terminate and be of no further force and effect upon a written agreement of the parties to that effect.

                               VII. MISCELLANEOUS

     7.1 Specific Performance. The parties agree that any breach by any of them of any provision of this Agreement would irreparably injure the Company or the Investor, as the case may be, and that money damages would be an inadequate remedy therefor. Accordingly, the parties agree that the other parties will be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consent to the entry thereof, in addition to any other remedy to which such other parties are entitled at law or in equity, provided, however, that in the event the Company is legally excused from and does not in fact comply with its obligations under Section 3.1, the obligations of the Investors under Articles II and IV will immediately terminate without further action.

     7.2 Notices. All notices, requests and other communications to either party hereunder will be in writing (including telecopy or similar writing) and will be given:

                  If to the Company, to:

                           Omega Healthcare Investors, Inc.
                           900 Victors Way, Suite 350
                           Ann Arbor, Michigan 48108
                           Attention:  Susan Allene Kovach
                           Fax: (734) 887-0322

                  with a copy to:

                           Powell, Goldstein,  Frazer & Murphy LLP
                           191 Peachtree Street, N.E.
                           Suite 1600
                           Atlanta, Georgia 30303
                           Attention:  Rick Miller or
                           Eliot Robinson
                           Fax: (404) 572-6999

                  If to Purchaser, to:

                           Explorer Holdings, L.P.
                           c/o The Hampstead Group, L.L.C.
                           4200 Texas Commerce Tower West
                           2200 Ross Avenue
                           Dallas, Texas 75801
                           Attention:  William T. Cavanaugh
                           Fax: (214) 220-4949

                  with a copy to:

                           Jones, Day, Reavis & Pogue
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  Thomas W. Bark
                           Fax:  (212) 755-7306

or such other address or telecopier number as such party may hereafter specify by notice to the other party hereto. Each such notice, request or other communication shall be effective only when actually delivered at the address specified in this Section 7.2, if delivered prior to 5:00 (local time) and such day is a Business Day, and if not, then such notice, request or other communication shall not be effective until the next succeeding Business Day.

     7.3 Amendments: No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Purchaser (who shall have the authority to bind all Investors), or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

     7.4 Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that none of the parties may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the other parties hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     7.5 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     7.6 Entire Agreement. This Agreement, the Investment Agreement, the Registration Rights Agreement and the documents contemplated thereby (and all schedules and exhibits thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto.

     7.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     7.8 Calculation of Beneficial Ownership. Any provision in this Agreement that refers to a percentage of Voting Securities shall be calculated based on the aggregate number of issued and outstanding shares of Common Stock at the time of such calculation (including any shares of Common Stock that would then be issuable upon the conversion of the Series C Preferred or any outstanding convertible security), but shall not include any shares of Common Stock issuable upon any options, warrants or other securities that are exercisable for Common Stock.

     7.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     7.10 Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware state court located in Wilmington, Delaware or the United States District for the District of Delaware (as applicable, a "Delaware Court"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Delaware Court.

     (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

     (c) No party may move to (i) transfer any such suit, action or proceeding from the Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the Delaware Court for the purpose of bringing the same in another jurisdiction.

     (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Delaware Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

     7.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

     7.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       EXPLORER HOLDINGS, L.P.

                                    By:    EXPLORER HOLDINGS GENPAR, L.L.C.,
                                           its General Partner



                                    By:    /s/ William T. Cavanaugh, Jr.
                                           -----------------------------
                                           Name:  William T. Cavanaugh, Jr.
                                           Title: Vice President


                                        OMEGA HEALTHCARE INVESTORS, INC.



                                    By:   /s/ Susan Allene Kovach
                                          -------------------------
                                          Name:  Susan Allene Kovach
                                          Title: Vice President

                                    EXHIBIT A

                          Form of Assumption Agreement

     The undersigned hereby agrees, effective as of the date hereof, to become a party to, and be bound by the provisions of, that certain Stockholders Agreement (the "Agreement") dated as of ________, 2000 by and between Omega Healthcare, Inc. and the Explorer Holdings, L.P. and for all purposes of the Agreement, the undersigned shall be included within the term "Investor" (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:




----------------------------
Facsimile No._______________




                                     [Name]


                                          By:  _____________________________
                                                Name:
                                                Title:

                                    EXHIBIT B

                              Appraisal Procedures

         If the ROFO Purchaser gives the Offering Stockholder written notice of its disagreement as to the valuation of any non-cash consideration payable or receivable in a Third Party Sale in accordance with Section 4.2(e) (the
"Agreement Deadline"), then appraisals hereunder shall be undertaken by two Appraisers (as defined below), one selected by the ROFO Purchaser and one selected by the Offering Stockholder, which appointment shall be made within 15 calendar days after the Agreement Deadline. Such Appraisers shall have 30 calendar days following the appointment of the last Appraiser to be appointed to agree upon the value of the consideration other than cash proposed to be received in the Third Party Sale pursuant to Section 4.2 of this Agreement (the "Consideration Value"). In the event that such Appraisers cannot so agree within such period of time, (x) if such Appraisers' valuations do not vary by more than 20%, then the Consideration Value shall be the average of the two valuations and
(y) if such Appraisers' valuations differ by more than 20%, such Appraisers shall mutually agree on a third Appraiser who shall calculate the Consideration Value independently. In the event that the two original Appraisers cannot agree upon a third Appraiser within 30 calendar days following the end of the 30-day period referred to above, then the third Appraiser shall be determined by lottery from a group of two Appraisers, one of whom will be designated by the ROFO Purchaser and one of whom will be designated by the Offering Stockholder. The third Appraiser shall make its determination as to Consideration Value within 30 calendar days of its appointment. The third Appraiser's valuation will be the Consideration Value for all purposes hereof and will not be subject to appeal or challenge by either the ROFO Purchaser or the Offering Stockholder.

         For purposes of this Exhibit B, "Appraiser" means a nationally recognized investment banking firm that (a) does not have a direct or indirect material financial interest in the ROFO Purchaser or the Offering Stockholder,
(b) has not received in excess of $250,000 in fees or other compensation from the ROFO Purchaser, the Offering Stockholder or any of their respective subsidiaries in the preceding 360 days, and (c) is otherwise qualified to render an appraisal of the Consideration Value.